EXHIBIT 10.1

PROS HOLDINGS, INC.
NOTICE OF GRANT OF PERFORMANCE RESTRICTED STOCK UNITS
(2016)

________________________ (the “Participant”) has been granted an award of Performance Restricted Stock Units (the “Award”) pursuant to the PROS Holdings, Inc. (the “Company”) Performance Restricted Stock Units Agreement (the “Agreement”) and this Notice of Grant of Performance Restricted Stock Units, each of which entitles the Participant to the right to receive on the applicable Settlement Date one (1) share of Stock of the Company, as follows:

Grant Date:	September 9, 2016

Expiration Date:	September 9, 2020

Number of Units:	_______________, subject to adjustment as provided by the Agreement.

Vested Units:
Except as provided by the Agreement, the Units shall vest if at all on the date(s) when the Company’s Common Stock attains an Average Per Share Closing Price equal to or greater than the price specified below for at least one hundred five (105) calendar days at any time prior to the Expiration Date (the “Vesting Date(s)”), provided that the Participant’s Service has not terminated prior to such date. The number of Vested Units (if any and disregarding any resulting fractional Unit) as of the Vesting Date is determined by multiplying the Number of Units times the Vested Percentage applicable to the Company’s Common Stock price, specified below:

	Price $27 $33 $41	Vested Percentage 25% 25% 50%

Settlement Date:	For each Vested Unit, except as otherwise provided by the Award Agreement, a date occurring no later than the 30th day following each Vesting Date.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Notice and by the provisions of the Agreement, which is made a part of this document. The Participant represents that the Participant has read and is familiar with the provisions of the Agreement and hereby accepts the Award subject to all of their terms and conditions.

PROS HOLDINGS, INC.		PARTICIPANT

By:
Signature
Its:
Date
Address:	3100 Main Street, Ste 900
	Houston, TX 77002	Address

ATTACHMENTS:	PROS Holdings, Inc. 2007 Equity Incentive Plan, as amended to the Date of the Award; PROS Holdings, Inc. Performance Restricted Stock Units Agreement and Award Prospectus

PROS HOLDINGS, INC.
PERFORMANCE RESTRICTED STOCK UNITS AGREEMENT
(Standard)

PROS Holdings, Inc. has granted to the Participant named in the Notice of Grant of Performance Restricted Stock Units (the “Notice of Award”) to which this Performance Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Performance Restricted Stock Units subject to the terms and conditions set forth in the Notice of Award and this Agreement. The Award has been granted pursuant to the PROS Holdings, Inc. 2007 Equity Incentive Plan (the “Plan”), as amended to the Date of Award, the provisions of which are incorporated herein by reference. By signing the Notice of Award, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Notice of Award, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Notice of Award, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Notice of Award, this Agreement or the Plan.
1.Definitions and Construction.

1.1    Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice of Award or the Plan.

(a)“Average Per Share Closing Price” means the average of the daily closing prices per share of the Company’s Common Stock as reported on the New York Stock Exchange for all trading days falling within an applicable calendar day period described in the Notice of Award. The Average Per Share Closing Price shall be adjusted in each case to reflect an assumed reinvestment, as of the applicable ex-dividend date, of all cash dividends and other cash distributions (excluding cash distributions resulting from share repurchases or redemptions by the Company) paid to stockholders, as applicable, between the Grant Date and the Expiration Date. The method of adjustment of the Average Per Share Closing Price to reflect the assumed reinvestment of cash dividends and other cash distributions to stockholders is illustrated in Appendix A to this Agreement.

(b)“CIC Price Per Share” means the price per share of Stock to be paid to the holder thereof in accordance with the definitive agreement governing the transaction constituting the Change in Control (or, in the absence of such agreement, the closing price per share of Stock as reported on the New York Stock Exchange for the last trading day of the Adjusted Performance Period), adjusted to reflect an assumed reinvestment, as of the applicable ex-dividend date, of all cash dividends and other cash distributions (excluding cash distributions resulting from share repurchases or redemptions by the Company) paid to stockholders between the Grant Date and the date of a Change in Control occurring prior to the Expiration Date.

(c)“Dividend Equivalent Units” mean additional Performance Restricted Stock Units credited pursuant to Section 3.3. Unless otherwise specified, all references to a “Section” herein shall be to this Agreement.
(d)“Units” mean the Performance Restricted Stock Units originally granted pursuant to the Award and the Dividend Equivalent Units credited pursuant to the Award, as both shall be adjusted from time to time pursuant to Section 9.

1.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.Administration.

All questions of interpretation concerning the Notice of Award, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.
3.The Award.

3.1    Grant of Performance Restricted Stock Units. On the Date of Award, the Participant shall acquire, subject to the provisions of this Agreement, the Number of Performance Restricted Stock Units set forth in the Notice of Award, subject to adjustment as provided in Section 3.3 and Section 9. Each Unit represents a right to receive on a date determined in accordance with the Notice of Award and this Agreement one (1) share of Stock.

3.2    No Monetary Payment Required. The Participant is not required to make any monetary payment (other than to satisfy applicable tax withholding, if any, with respect to the vesting of the Units, or issuance of shares of Stock) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered and/or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.

3.3    Dividend Equivalent Units. On the date that the Company pays a cash dividend to holders of Stock generally, the Participant shall be credited with a number of additional whole Dividend Equivalent Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend paid per share of Stock on such date and (ii) the total number of Vested Units and Dividend Equivalent Units previously credited to the Participant pursuant to the Award and which have not been settled or forfeited pursuant to the Company Reacquisition Right (as defined below) as of such date, by (b) the Fair Market Value per share of Stock on such date. Any resulting fractional Dividend Equivalent Unit shall be rounded to the nearest whole number. Such additional Dividend Equivalent Units shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Performance Restricted Stock Units originally subject to the Award with respect to which they have been credited.

4.Certification of Vested Units.

4.1    Level of Performance Measure Attained. As soon as practicable following each Vesting Date, but in any event no later than the 30th day following the Vesting Date, the Committee shall certify in writing the number of Units which have become Vested Units.

4.2    Adjustment for Leave of Absence or Part-Time Work. Unless otherwise required by law or Company policy, if the Participant takes one or more unpaid leaves of absence in excess of thirty (30) days in the aggregate during the Performance Period, the number of Units which would otherwise become Vested Units shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence. Unless otherwise required by law or Company policy, if the Participant commences working on a part-time basis during the Performance Period, the Committee may, in its discretion, reduce on a pro rata basis (reflecting the portion of the Performance Period worked by the Participant on a full-time equivalent basis) the number of Units which would otherwise become Vested Units, or provide that the number of Units which would otherwise become Vested Units shall be reduced as provided by the terms of an agreement between the Participant and the Company pertaining to the Participant’s part-time schedule.

5.Vesting of Units.

5.1    Normal Vesting. Except as otherwise provided by this Section, Section 5.2 or Section 5.3, Units shall vest and become Vested Units as provided in the Notice of Award. Dividend Equivalent Units shall become

Vested Units at the same time as the Performance Restricted Stock Units originally subject to the Award with respect to which they have been credited.

5.2    Acceleration of Vesting Upon a Change in Control. Upon a Change in Control prior to the Expiration Date, the Units shall vest if at all, as specified in the Notice of Award, except that for purposes of determining any Vested Units, the Average Per Share Closing Price will be deemed to be the CIC Price Per Share. Any Units which do not vest upon a Change in Control will be forfeited and the Participant will not have any further rights regarding unvested Units under the Award. Any Vested Units upon a Change in Control shall be settled in accordance with Section 7 immediately prior to the consummation of the Change in Control.

5.3    Vesting Upon Involuntary Termination in Anticipation of a Change in Control. In the event that Participant’s Service is terminated by the Company other than for Cause, excluding as a result of the Participant’s death or Disability (an “Involuntary Termination”), and such Involuntary Termination either (a) occurred within the one hundred twenty (120) day period prior to the effective date of a Change in Control or (b) is demonstrated by the Participant to the reasonable satisfaction of the Committee to have been at the request of a third party who is a party to such Change in Control (in either case, an “Involuntary Termination in Anticipation of a Change in Control”), then the vesting of Units shall be determined in accordance with Section 5.2 and any Vested Units shall be settled in accordance Section 7 immediately prior to the consummation of the Change in Control.

5.4    Federal Excise Tax Under Section 4999 of the Code.

(a)Excess Parachute Payment. In the event that any acceleration of vesting pursuant to this Agreement and any other payment or benefit received or to be received by the Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an excess parachute payment under Section 280G of the Code, the amount of any acceleration of vesting called for under this Agreement shall not exceed the amount which produces the greatest after-tax benefit to the Participant.

(b)Determination by Independent Accountants. Upon the occurrence of any event that might reasonably be anticipated to give rise to the acceleration of vesting under Section 5.4(a) (an “Event”), the Company shall promptly request a determination in writing by independent public accountants selected by the Company (the “Accountants”). Unless the Company and the Participant otherwise agree in writing, the Accountants shall determine and report to the Company and the Participant within twenty (20) days of the date of the Event the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 5.4(b).

6.Company Reacquisition Right.

6.1    Grant of Company Reacquisition Right. Except as provided by Section 5.3, in the event that the Participant’s Service terminates for any reason or no reason, with or without Cause, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units, and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”), subject to the provisions of any employment, service or other agreement between the Participant and a Participating Company referring to this Award.

6.2    Ownership Change Event, Dividends, Distributions and Adjustments. Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 9, any and all new, substituted or additional securities or other property (other than regular, periodic dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Units shall be immediately subject to the Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Vested Units following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.

7.Settlement of Vested Units.

7.1    Issuance of Shares of Stock. Subject to the provisions of Section 7.3 below, the Company shall issue to the Participant, on the Settlement Date with respect to each Vested Unit to be settled on such date, one (1) share of Stock. Shares of Stock issued in settlement of Vested Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 7.3, Section 8 or the Insider Trading Policy.

7.2    Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the settlement of Vested Units. Except as provided by the preceding sentence, a certificate for the shares of Stock as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

7.3    Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Vested Units shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Vested Units, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

7.4    Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Vested Units.

8.Tax Withholding.

8.1    In General. At the time the Notice of Award is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company, if any, which arise in connection with the Award or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Company have been satisfied by the Participant.

8.2    Assignment of Sale Proceeds. Subject to compliance with applicable law and the Insider Trading Policy, the Company may require the Participant to satisfy the tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to a Participating Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Vested Units.

8.3    Withholding in Shares. The Company may require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

9.Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Vested Units subject to the Award and/or the number and kind of shares to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all, new, substituted or additional securities or other property to which the Participant is entitled by reason of ownership to shares acquired pursuant to the Award will be immediately subject to the provisions of this Award on the same basis as all shares originally acquired hereunder. Any fractional Vested Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

10.Rights as a Stockholder, Director, Employee or Consultant.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 3.3 and Section 9. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.
11.    Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.
12.    Miscellaneous Provisions.

12.1    Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

12.2    Nontransferability of the Award. Prior the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Vested Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

12.3    Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

12.4    Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

12.5    Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Notice of Award or at such other address as such party may designate in writing from time to time to the other party.

(a)Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Notice of Award, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Notice of Award to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 12.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and Notice of Award, as described in Section 12.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 12.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 12.5(a).

12.6    Integrated Agreement. The Notice of Award, this Agreement and the Plan, together with any employment, service or other agreement between the Participant and a Participating Company referring to the Award shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Notice of Award and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.

12.7    Applicable Law. This Agreement shall be governed by the laws of the State of Texas as such laws are applied to agreements between Texas residents entered into and to be performed entirely within the State of Texas.

12.8    Section 409A.

(a)    Compliance with Code Section 409A. Notwithstanding any other provision of the Plan, this Award Agreement or the Notice of Award, the Plan, this Agreement and the Notice of Award shall be interpreted in accordance with, and incorporate the terms and conditions required by, Code Section 409A (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof). The vesting and settlement of Units awarded pursuant to this Award Agreement are intended to qualify for the “short-term deferral” exemption from Code Section 409A. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Award Agreement to ensure that the Units qualify for exemption from or comply with Code Section 409A; provided, however, that the Company makes no representations that the Units will be exempt from Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to the Units.

(b)    Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of Code Section 409A shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of Code Section 409A. Furthermore, to the extent that the Participant is a “specified employee” within the meaning of Code Section 409A as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall paid to the Participant before the date (the “Delayed Payment Date”) which is the first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

12.9    Clawback Policy. By accepting this Award, the Participant hereby acknowledges and agrees that (i) this Award, and any shares the Participant may acquire under this Award in the future or any of the proceeds of selling any shares acquired pursuant to this Award, are subject to the Company's Clawback Policy, and (ii) this Award, and any shares the Participant may acquire under this Award in the future or any of the proceeds of selling any shares acquired pursuant to this Award, is subject to the terms of such Clawback Policy, as it may be amended from time to time by the Board in the future.  Such acknowledgement and agreement is a material condition to receiving this Award, which would not have been granted to the Participant otherwise.

12.10    Relocation Outside the United States. If the Participant relocates to a country outside the United States, the Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Units and on any shares acquired under the Plan, to the extent the Company determines necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

12.11    Counterparts. The Notice of Award may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

APPENDIX A

ILLUSTRATION OF ADJUSTMENT TO AVERAGE PER SHARE CLOSING PRICE
TO REFLECT ASSUMED REINVESTMENT OF CASH DIVIDENDS AND DISTRIBUTIONS

1.	Assumptions:

•
For the purposes of this illustration only, the averaging periods for determination of the Average Per Share Closing Price are assumed to be the 10-day periods ending on the first day of the Performance Period and the last day of the Performance Period.

•
The Company declares and pays a quarterly cash dividend of $0.20 per share throughout all periods relevant to this illustration, with ex-dividend dates occurring each year on or about March 28, June 28, September 28 and December 28.

•	On the ex-dividend date, the dividend paid is reinvested to purchase an additional fractional share.

•	The Performance Period begins on January 1, 2XX1 and ends on December 31, 2XX2.

2.	Calculate Average Per Share Closing Price at the beginning of the Performance Period.

On the ex-dividend date occurring on December 28, 2XX0, assume that the dividend of $0.20 paid on one share is reinvested. Compute an adjusted Average Per Share Closing Price for the five trading days during the 10-day period ending 01/01/2XX1.

Trading Day	Closing Price	Dividend Paid	Shares Purchased	Accumulated Shares	Total Accumulated Value
12/23/2XX0	$15.34			1.000	$15.34
12/27/2XX0	$15.41			1.000	$15.41
12/28/2XX0	$14.80	$0.20	0.0135	1.0135	$15.00
12/29/2XX0	$15.13			1.0135	$15.33
12/30/2XX0	$14.88			1.0135	$15.08
Average Per Share Closing Price with Dividends Reinvested					$15.23

3.    Calculate Accumulated Shares During the Performance Period.

On each ex-dividend date during the Performance Period, assume that the dividend of $0.20 paid on one share is reinvested, and the fractional share is added to the 1.0135 accumulated shares determined during the initial averaging period.

Ex-Dividend Date	Closing Price	Dividend Paid	Shares Purchased	Accumulated Shares
03/28/2XX1	$15.97	$0.20	0.0125	1.0260
06/28/2XX1	$16.13	$0.20	0.0124	1.0384
09/28/2XX1	$16.69	$0.20	0.0120	1.0504
12/28/2XX1	$16.36	$0.20	0.0122	1.0626
03/28/2XX2	$17.20	$0.20	0.0116	1.0742
06/28/2XX2	$19.43	$0.20	0.0103	1.0845
09/27/2XX2	$18.85	$0.20	0.0106	1.0951
12/27/2XX2	$19.20	$0.20	0.0104	1.1055

4.	Calculate Average Per Share Closing Price at the end of the Performance Period.

On the ex-dividend date occurring on December 28, 2XX2, assume that the dividend of $0.20 paid on one share is reinvested, and the fractional share is added to the 1.0951 accumulated shares determined through the last ex-dividend date prior to the final averaging period. Compute an adjusted Average Per Share Closing Price for the six trading days during the 10-day period ending 12/31/2XX2.

Trading Day	Closing Price	Dividend Paid	Shares Purchased	Accumulated Shares	Total Accumulated Value
12/23/2XX2	$19.01			1.0951	$20.82
12/24/2XX2	$18.94			1.0951	$20.74
12/26/2XX2	$19.12			1.0951	$20.94
12/27/2XX2	$19.20	$0.20	0.0104	1.1055	$21.23
12/30//2XX2	$19.17			1.1055	$21.19
12/31/2XX2	$19.22			1.1055	$21.25
Average Per Share Closing Price with Dividends Reinvested					$21.03